Exhibit 13.1
CERTIFICATION
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Solarfun Power Holdings Co., Ltd. (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2008 (the “Report”) of the Company containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2009	/s/ Ping Peter Xie
Ping Peter Xie
President of China of Solarfun Power Holdings Co., Ltd.

Date: June 25, 2009	/s/ Terry McCarthy
Terry McCarthy
Director and Interim Chief Financial Officer